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                                 EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-________) pertaining to the 1997 Employee Stock Option Plan and the 1998 Stock Option Plan for Non-Employee Directors of Commerce Bancorp, Inc. of our report dated January 26, 1998 with respect to the consolidated financial statements of Commerce Bancorp, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                       /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
June 17, 1998